SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT,
                    PROMISSORY NOTE AND OTHER LOAN DOCUMENTS


     THIS AGREEMENT made as of this 29th day of September 2006 between SYNERGX SYSTEMS INC. ("Borrower"), a corporation organized and existing pursuant to the laws of the State of Delaware, having an address at 209 Lafayette Drive, Syosset, New York 11791, and TD BANKNORTH, N.A., successor by merger to HUDSON UNITED BANK ("Lender"), a New Jersey corporation, with a place of business at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430.


                              W I T N E S S E T H:
         WHEREAS:

A. Borrower entered into a revolving loan agreement with Hudson United Bank ("Hudson") on October 9, 2003 and pursuant to such revolving loan agreement, Borrower executed and delivered to Lender its promissory note in the original principal amount of THREE MILLION AND NO/100 (3,000,000.00) DOLLARS (the Revolving Note);

B. Borrower subsequently requested that Hudson continue to provide financing under the Revolving Loan and otherwise modify the terms and conditions of the aforementioned revolving loan agreement;

C. Lender agreed to continue to provide financing under the Revolving Loan and to otherwise modify certain other terms and conditions of the aforementioned revolving loan agreement strictly in accordance with the terms and conditions of a first amendment to revolving loan agreement, promissory note and other loan documents dated April 11, 2005 (the revolving loan agreement dated October 9, 2003 as amended by the first amendment to revolving loan agreement, promissory note and other loan documents dated April 11, 2005 are hereinafter collectively referred to as, the "Loan Agreement");

D. Borrower has now requested that Lender extend the maturity date of the Revolving Loan and the Revolving Note, release General Sound (Texas) Company from its guaranty of the obligations of Borrower to Lender and make certain other modifications and changes to the terms and conditions of the Loan Agreement; and

E. Lender has agreed to extend the maturity date of the Revolving Loan and the Revolving Note, to release General Sound (Texas) company from its guaranty of the obligations of Borrower to Lender and to make certain other modifications and changes to the terms and conditions of the Loan Agreement strictly as set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

1. Section 1.24 of the Loan Agreement is deleted in its entirety and replaced with the following:

     "1.24 "Guarantor" shall mean Casey Systems Inc. and any other Person who shall, at any time, agree to be a guarantor surety for Borrower."

2. Section 1.28 of the Loan Agreement is amended to read as follows:

     "1.28 "Loan Interest Rate" shall mean the Prime Rate plus one-quarter of one (1/4) percent per annum until January 31, 2006 and thereafter the "Base Rate" (as hereinafter defined) of Lender plus one-quarter of one (1/4) percent per annum. The "Base Rate" shall mean the fluctuating rate of interest announced from time to time by Lender as its "Base Rate." Any interest that has the Base Rate as a factor will change immediately upon Lender's announcement of its new rate. The Base Rate is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Base Rate index becomes unavailable during the term of the Loan, Lender may designate a substitute index. Interest shall be computed by the Bank on the basis of actual days elapsed, divided by a 360-day year."

3. Section 1.39 of the Loan Agreement is amended to read as follows:

     "1.39. "Prime Rate" means the fluctuating rate of interest, which is determined periodically, announced from time to time by Hudson United Bank as its "Prime Rate."

4. Section 1.45 of the Loan Agreement is amended to read as follows:

     "1.45 "Termination Date" shall mean the earlier of January 31, 2008, or the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement."

5. Section 14.3 of the Loan Agreement is amended by changing the name and address for notice to Lender to read as follows:

                  "If to Lender:    TD Banknorth, N.A.
                                    1000 MacArthur Boulevard
                                    Mahwah, New Jersey 07430
                                    Attn:  David S. Yanagisawa
                                               Senior Vice President
                                    Tel:   (201)236-2773
                                    Fax:       (201)236-1935"

6. Section 9.19 of the Loan Agreement is amended to read as follows:

     "9.19. Effective Tangible Net Worth. Permit Borrower's Effective Tangible Net Worth, to be tested quarterly, to be less than:

                  Amount                             Time Period

                  $5,232,000.00*                     September 29, 2006 to
                                                      January 31, 2008

                *which number shall increase effective as of September 30, 2006 and each fiscal year thereafter by an amount equal to twenty-five (25) percent of Borrower's net profit as set forth in the financial statements referred to in Article 6."

7. Section 9.20 of the Loan Agreement is amended to read as follows:

     "9.20. Debt to Effective Tangible Net Worth. Cause, suffer or permit Borrower's Debt to Effective Tangible Net Worth Ratio for the period set forth below to be greater than the levels set forth below, tested quarterly:

                  Ratio                              Time Period

                  1.5 to 1.0                         October 2003 to
                                                              January 31, 2008"

8. The Loan Agreement is further amended by adding a new Section 9.21 to read as follows:

     "9.21 Debt Service Coverage Ratio. Cause, suffer or permit Borrower's Debt Service Coverage Ratio (as hereinafter defined) to be less than 1.20 to 1.0, tested annually commencing September 30, 2006. Debt Service Coverage Ratio is defined as net income plus depreciation plus amortization expense plus interest expense less distribution to shareholders and unfinanced capital expenditures to the current maturities of long term debt plus capital leases payments and interest payments."

9. Borrower acknowledges that in the event Lender agrees to renew the Revolving Loan beyond the Termination Date of the Revolving Loan, Lender reserves the right to impose revised, new and/or additional financial covenants relating to the Revolving Loan.

10. Borrower has provided satisfactory proof to Lender that General Sound (Texas) Company has been sold. Upon execution of this Agreement by Borrower, Lender will release General Sound (Texas) Company from its guaranty of the Obligations of Borrower to Lender and release any security interest granted by such entity in favor of Lender. Upon execution of this Agreement by Borrower, Lender undertakes to discharge all UCC-1 financing statements that have been filed against the assets of such entity by Lender.

11. In order to induce Lender to continue to provide financing under the Revolving Loan and to extend the revolving credit facility, Borrower represents and warrants to Lender that since June 30, 2006, there has been (1) no material adverse change in the financial condition, assets, liabilities, business or operation (financial or otherwise) of Borrower or any Guarantor, other than the financial conditions and business of General Sound (Texas) Company; and (2) no damage, destruction or loss of any of Borrower's or any Guarantor's property, whether or not covered by insurance, materially and adversely affecting Borrower's or any Guarantor's business or property.

12. In order to induce Lender to continue to provide financing under the Revolving Loan and extend the revolving credit facility, Borrower shall have paid to Lender on or before the date of this Agreement a Three Thousand and 00/100 (3,000.00) Dollar commitment and closing fee, receipt of which is confirmed.

13. In order to induce Lender to enter into this Agreement, and pursuant to the existing terms and conditions of the Loan Agreement, Borrower acknowledges that it is responsible for all fees, disbursements and expenses incurred by Lender including, without limitation, all legal fees and disbursements incurred by Lender in connection with the obligations of Borrower and/or any guarantor to Lender.

14. Any reference in any document executed and/or delivered in connection with the Loan Agreement to the "Agreement" or the "Loan Agreement" shall mean the revolving loan agreement dated October 9, 2003 as amended by the first amendment dated April 11, 2005 and this Agreement. All of the provisions of the Revolving Note, the Loan Agreement and the other Loan Documents (as hereinafter defined) are amended so that such terms shall be consistent with the provisions of this Agreement. Notwithstanding the foregoing, and to the extent that there is any inconsistency between the provisions of those agreements and this Agreement, the provision which gives Lender the greatest rights or protection shall govern except as specifically modified by this Agreement.

15. Lender's agreement to continue to provide financing under the Revolving Loan, to release General Sound (Texas) Company from its guaranty of the obligations of Borrower to Lender and to otherwise modify the terms and conditions of the Loan Agreement and the other Loan Documents is not and shall not be construed as a waiver of any current or future default under the Revolving Note, the Loan Agreement or any other document executed and/or delivered in connection with the Revolving Note or the Loan Agreement (collectively, the "Loan Documents"), nor shall it preclude Lender from proceeding against Borrower on any such default. This Agreement is also not a relinquishment of any rights or remedies Lender may have in connection with the Revolving Note, the Loan Agreement or any other Loan Document.

16. As a material condition to Lender entering into this Agreement, Borrower and the Guarantor, by executing this Agreement voluntarily and expressly waive any and all rights to assert a claim, counterclaim or defense which now exists against Lender arising out of or in any way connected with the Revolving Note, the Loan Agreement, or any other Loan Document. The foregoing waiver shall apply to any action instituted by any of the undersigned and to any action or proceeding brought against any of the undersigned by Lender.

17. Borrower and the Guarantor by executing this Agreement acknowledges that there is due and owing on the Revolving Note as of September 29, 2006 the principal sum of $922,428.96 which sum is not subject to any defense, counterclaim or set-off.

18. Borrower and the Guarantor by executing this Agreement confirm that all of the representations and warranties set forth in the Loan Agreement are true and correct, and that all covenants of Borrower described therein have been performed. As of the date hereof, there have been no changes to the information set forth in Schedules 5.2, 5.3, 5.8, 5.9, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18
and 5.23 of the Loan Agreement, copies of which are annexed hereto except as set forth in such schedules.

19. BORROWER AND THE GUARANTOR BY EXECUTING THIS AGREEMENT ACKNOWLEDGES THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN WITH COUNSEL OF ITS CHOICE AND THAT IT HAS BEEN ADVISED AS TO THEIR TERMS AND CONDITIONS, WHICH ARE ACCEPTABLE TO IT. FURTHER, BORROWER AND THE GUARANTOR CONFIRMS THAT IN DELIVERING THIS AGREEMENT TO LENDER, IT IS NOT RELYING ON ANY PROMISE, COMMITMENT, REPRESENTATION OR UNDERSTANDING, EITHER EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF LENDER THAT IS NOT EXPRESSLY SET FORTH HEREIN, OR IN THE LOAN AGREEMENT, THE REVOLVING NOTE, OR ANY OTHER LOAN DOCUMENT. BORROWER AND THE GUARANTOR BY EXECUTING THIS AGREEMENT ACKNOWLEDGE AND UNDERSTAND THAT ALL OBLIGATIONS UNDER THE REVOLVING NOTE ARE DUE AND PAYABLE ON THE TERMINATION DATE, UNLESS LENDER IN ITS SOLE AND ABSOLUTE DISCRETION EXTENDS THE MATURITY DATE OF SUCH OBLIGATION AND THAT LENDER HAS NOT MADE ANY REPRESENTATION THAT IT WILL EXTEND THE MATURITY DATE OF SUCH OBLIGATIONS.

20. Borrower acknowledges that discussions may take place between itself and Lender concerning additional modifications of the Revolving Note and the Loan Agreement after the date hereof. Lender in its sole and absolute discretion may terminate any such discussions at any time and for any reason or no reason and Lender shall have no liability for failing to engage in or terminating any such discussions. While the parties hereto may reach preliminary agreement as to the modification of one or more provisions of the Loan Agreement and/or the Revolving Note, none of the undersigned shall be bound by any agreement on any individual point until agreement is reached on every issue and the agreement on all such issues has been reduced to a written agreement signed by Lender and Borrower. Further, the Loan Agreement may only be amended by a written agreement executed by Borrower and Lender and no negotiations or other actions undertaken by Lender shall constitute a waiver of Lender's rights under this Agreement and/or the Revolving Note except to the extent specifically set forth in a written agreement complying with the provisions of this paragraph.

21. This document may be executed in one or more counterparts and all such documents taken together shall be considered one original document.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.




WITNESS:                                    SYNERGX SYSTEMS INC.




                                 by
-------------------------          ---------------------------------------
John A. Poserina                   Name:  Daniel S. Tamkin
                                   Title: Chief Executive Officer




WITNESS:                                    TD BANKNORTH, N.A.



                                    by
-----------------------------         ------------------------------------
                                      Name:  David S. Yanagisawa
                                      Title: Senior Vice President







         The undersigned guarantor of performance and payment do hereby approve all of the terms of this Agreement, does hereby approve the execution and delivery of this Agreement and does hereby acknowledge and confirm its continuing liability and responsibility to TD Banknorth, N.A., successor by merger to Hudson United Bank with respect to the debts referred to in this Agreement and the Loan Agreement including, without limitation, advances in connection with the Revolving Note.

WITNESS:                                    Casey Systems, Inc.




______________________                      by___________________________
Daniel S. Tamkin                              Al Koenig, President